EXHIBIT 3.3

BYLAWS OF

IT’S DIVINE, INC.

1. OFFICES & AGENT

Section 1.01. Registered Office and Agent. The Corporation shall have and continuously maintain a registered office and registered agent in accordance with the Delaware General Corporation Law (“DGCL”).

Section 1.02 Other Offices. The Corporation may have offices at such place or places within or without the State of Delaware as the Board of Directors may from time to time appoint or the business of the Corporation may require or make desirable.

2. SHAREHOLDERS’ MEETINGS

Section 2.01. Place of Meetings. All meetings of the shareholders shall be held at a place or in a manner as may be fixed from time to time by the Board of Directors.

Section 2.02. Annual Meetings. An annual meeting of the shareholders shall be held at such date and time as may be fixed by resolution of the Board of Directors for the purpose of electing Directors and transacting such other business as may properly be brought before the meeting.

Section 2.03. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the DGCL or the Certificate of Incorporation, may be called by the Chairman of the Board (the “Chairman”) or the Corporation’s Chief Executive Officer; and shall be called by the Chairman or the Secretary: (i) when so directed by the Board of Directors, or (ii) at the written request of shareholders owning shares representing at least twenty-five percent of voting power of the Corporation in the election of Directors. A request for a special meeting shall state the purpose or purposes of the proposed meeting.

Section 2.04. Notice of Meetings. Except as otherwise required or permitted by the DGCL or the Certificate of Incorporation, written notice of each meeting of the shareholders, whether annual or special, shall be served either personally, by mail or electronic transmission, upon each shareholder of record entitled to vote at such meeting, not less than 10 nor more than 60 days before such meeting. If mailed or sent by electronic transmission, such notice shall be directed to a shareholder at the shareholder’s post office address or electronic address last shown on the records of the Corporation. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. Notice of any meeting of shareholders shall not be required to be given to any shareholder who, in person or by his attorney thereunto authorized, either before or after such meeting, shall waive such notice by means of a signed writing. Attendance of a shareholder at a meeting, either in person or by proxy, shall of itself constitute waiver of notice and waiver of any and all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a shareholder attends a meeting solely for the purpose of stating, at the beginning of the meeting, any such objection or objections to the transaction of business. Notice of any adjourned meeting need not be given otherwise than by announcement at the meeting at which the adjournment is taken.

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Section 2.05. Quorum. Shareholders owning shares entitling them to exercise at least one third of the voting power in the election of directors shall constitute a quorum at any meeting of the shareholders for the transaction of business, except as otherwise provided by the DGCL, by the Certificate of Incorporation, or by these Bylaws. If, however, the required number shall not be present or represented at any meeting of the shareholders, the shareholders present and entitled to vote shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At any adjourned meeting at which a quorum is present any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.06. Voting. If a quorum exists, action on a matter by the shareholders (other than the election of Directors) is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote cast with respect to that matter), unless a greater number of affirmative votes is required by the Certificate of Incorporation or is mandatory under the DGCL. Unless otherwise provided in the Certificate of Incorporation, Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present (with ‘abstentions’ and ‘broker non-votes’ not counted as a vote cast with respect to that director).

Section 2.07. Conduct of Meetings. The Chairman of the Board of Directors, or in his absence the Chief Executive Officer, or in their absence a person appointed by the Board of Directors, shall preside at meetings of the shareholders. The Secretary of the Corporation, or in the Secretary's absence, any person appointed by the individual presiding at the meeting shall act as Secretary for meetings of the shareholders. Meetings shall be governed by procedures prescribed by the person presiding at the meeting or by the Board so long as they are not inconsistent with these Bylaws.

Section 2.08. Written Consents. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by persons who would be entitled to vote at a meeting with the voting power necessary to authorize or take such action at a meeting at which all shares entitled to vote were present and voted.

Section 2.09.Shareholder Nominees for Directors. Any shareholder holding shares entitled to vote in the election of directors with an aggregate value of at least $2,000 may nominate one or more directors if the shareholder gives written notice to the corporate secretary and the notice is received not less than 60 days nor more than 90 days prior to the dater of the shareholder meeting; except that, if the Corporation gives less than 75 days’ notice of the meeting date or if public disclosure of the date of the meeting is made less than 75 days before the meeting, the notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs. The notice must set forth: (i) the name and address of the shareholder making the nomination; (ii) the name, age, principal occupation or employment, business address and residence address of each person to be nominated; (iii) the class and number of shares of stock held of record, owned beneficially and represented by proxy by such shareholder or any person directly or indirectly controlling, controlled by, under common control with or acting in concert with such shareholder (a “Shareholder Associated Person”), and by each person to be nominated as of the record date for the meeting and as of the date of such notice; (iv) a description of all contracts, arrangements, understandings or relationships between (a) the shareholder making the nomination and any Shareholder Associated Person that relate to the nomination, (b) the shareholder making the nomination and the proposed nominee and (c) the shareholder making the nomination, the proposed nominee or any Shareholder Associated Person and any other person or persons that relate to the nomination; (v) such other information regarding each nominee that would be required to be disclosed in a proxy statement; and (vi) the consent of each nominee to serve as a director of the corporation if elected and that nominee’s representation that the nominee is qualified under section 3.06 of the Bylaws of the Corporation.

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Section 2.10. Shareholder Proposals. Any shareholder holding shares entitled to vote in the election of directors with an aggregate value of at least $2,000 may present a proposal at a meeting of the shareholder of the Corporation if the shareholder gives written notice to the corporate secretary and the notice is received not less than 60 days nor more than 90 days prior to the dater of the shareholder meeting; except that if the Corporation gives less than 75 days’ notice of the meeting date or if public disclosure of the date of the meeting is made less than 75 days before the meeting, the notice must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever first occurs. Each notice must set forth as to each matter the shareholder proposes to bring before the meeting: (i) a description of each proposed item of business and the reasons for conducting that business at the annual meeting; (ii) any material interest in that business of that shareholder or any Shareholder Associated Person, including any anticipated benefit to the shareholder or any Shareholder Associated Person; (iii) the name and record address of the shareholder proposing to bring that item of business before the meeting; (iv) the class and number of shares of stock held of record, owned beneficially and represented by proxy by that shareholder or any Shareholder Associated Person as of the record date for the meeting and as of the date of the notice; (v) whether and the extent to which any derivative instrument, hedging or other transaction or transactions has been entered into by or on behalf of, or any other agreement or understanding has been made to increase or decrease economic interest in the corporation’s stock or manage the risk or benefit of share price changes for, or to increase or decrease the voting power of, that shareholder or any Shareholder Associated Persons with respect to the corporation’s stock; (vi) a description of all contracts, arrangements, understandings or relationships between that shareholder and any Shareholder Associated Persons or between that shareholder or any Shareholder Associated Persons and any other person or persons that relate to the proposal of that business by that shareholder; and (vii) all other information which would be required to be included in a proxy statement.

3. BOARD OF DIRECTORS

Section 3.01. Authority. The property and business of the Corporation shall be managed by its Board of Directors. In addition to the powers and authority expressly conferred by these Bylaws, the Board of Directors may exercise all powers of the Corporation and do all such lawful acts and things as are not by the DGCL, by the Certificate of Incorporation, or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 3.02. Number and Term. The Board of Directors shall consist of a set number of members to be fixed by a resolution of the Board of Directors from time to time. Except as provided in the Certificate of Incorporation, each Director (whether elected at an annual meeting of shareholders or otherwise) shall hold office until the annual meeting of shareholders held next after this election, and until a successor shall be elected and qualified, or until his earlier death, resignation, incapacity to serve, or removal. Directors need not be shareholders.

Section 3.03. Vacancies. A vacancy on the Board of Directors shall exist upon the death, resignation, removal, or incapacity to serve of any Director; upon the increase in the number of authorized Directors; and upon the failure of the shareholders to elect the full number of Directors authorized. During a vacancy or vacancies, the remaining Directors shall continue to act. Except as required by the Certificate of Incorporation, vacancies may be filled by the Directors, at any meeting held during the existence of such vacancy. Any Director appointed by the Board of Directors to fill a vacancy, shall serve as a Director until the next annual meeting of the shareholders.

Section 3.04. Place of Meetings. The Board of Directors may hold its meetings at any place or places within or without the State of Delaware or by remote communication.

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Section 3.05. Compensation of Directors. Directors may be allowed such compensation for attendance at regular or special meetings of the Board of Directors and of any special or standing committees of the Board of Directors as may from time to time be determined by the Board of Directors.

Section 3.06. Qualifications. No person shall qualify for service as a Director if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or has received any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with candidacy or service as a director of the Corporation. Agreements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with candidacy as a director (but not, for the avoidance of doubt, in connection with service as a director) and any pre-existing employment agreement a candidate has with his or her employer (not entered into in contemplation of the employer's investment in the Corporation or such employee's candidacy as a director), shall not be disqualifying under this bylaw.

Section 3.07. Resignation. Any Director may resign by giving written notice to the Board of Directors. The resignation shall be effective on receipt, unless the notice specifies a later time for the effective date. If the resignation is effective at a future time, a successor may be elected before that time to take office when the resignation becomes effective.

Section 3.08. Removal. Except as stated in the Certificate of Incorporation, the Shareholders may declare the position of a Director vacant, and may remove such Director for cause if the Director has been declared of unsound mind by a final order of court; the Director has been convicted of a felony; the Director has failed to attend at least 75% of the meetings of the Board during a twelve month period or the Director has been presented with one or more written charges, has been given at least ten days' notice of a hearing at which he may have legal counsel present, and has been given opportunity for such a hearing at a meeting of the Shareholders. Except as stated in the Certificate of Incorporation, the Shareholders may also declare the position of a Director vacant, and may remove such Director without cause, by a majority vote cast by the shares entitled to vote at a meeting at which a quorum is present.

Section 3.09. Notice of Meetings. Regular meetings of the Board of Directors may be held at such time and place within or without the State of Delaware as shall from time to time be determined by the Board of Directors by resolution, and that resolution, without more, will constitute notice

Section 3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the Chief Executive Officer on not less than one day’s notice by mail, electronic transmission or personal delivery to each Director and shall be called by the Chairman of the Board, the Chief Executive Officer, or the Secretary in like manner and on like notice on the written request of any four or more Directors.

Section 3.11. Notice - Purpose of Meeting. No notice of any special meeting of the Board of Directors need state the purposes for the meeting, and notice is sufficient if it states the time and place or manner of participating in the meeting and the person or persons calling such meeting.

Section 3.12. Quorum. At all meetings of the Board of Directors, the presence of a majority of the Directors then serving shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by the DGCL, by the Certificate of Incorporation or by these Bylaws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of my adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

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Section 3.13. Telephonic Participation. Directors may participate in meetings of the Board of Directors through use of conference telephone or other remote communications equipment, so long as all Directors participating in the meeting can hear and speak to each other. Such participation is equivalent to personal presence at the meeting.

Section 3.14. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent is signed by all members of the Board or of such committee, as the case may be, and the written consent is filed with the minutes of the proceedings of the Board or committee.

4. COMMITTEES OF THE BOARD

Section 4.01. Executive Committee. The Board of Directors may, by resolution adopted by a majority of the entire Board, designate an Executive Committee of three or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of the shareholders next following his election and until his successor member of the Executive Committee is elected, or until his death, resignation, removal, or until he shall cease to be a Director.

Section 4.02. Executive Committee-Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the powers of the Board of Directors in the management of the business affairs of the Corporation, including all powers specifically granted to the Board of Directors by these Bylaws or by the Certificate of Incorporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms does not provide for amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCLto be submitted to stockholders for approval or (ii) adopting, amending or repealing any of these Bylaws.

Section 4.03. Executive Committee-Meetings. The Executive Committee shall meet from time to time on call of the Chairman of the Board, the Chief Executive Officer, or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Delaware, as the Executive Committee shall determine or as may be specified or fixed in the respective notices of such meetings. The executive Committee may fix its own rules of procedure, including provision for notice of its meetings, shall keep a record of its proceedings, and shall report these proceedings to the Board of Directors at the meeting thereof held next after such meeting of the Executive Committee. All such proceedings shall be subject to revision or alteration by the Board of Directors except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration. The Executive Committee shall act by majority vote of its members.

Section 4.04. Executive Committee-Alternate Members. The Board of Directors, by resolution adopted in accordance with Section 4.01, may designate one or more Directors as alternate members of the Executive Committee, who may act in the place and stead of any absent member or members at any meeting of such committee.

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Section 4.05. Other Committees. The Board of Directors, by resolution adopted by a majority of the entire Board, may designate one or more additional committees, each committee to consist of one or more of the Directors of the Corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors in the management of the business and affairs of the Corporation, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors.

Section 4.06. Removal of Committee Members. The Board of Directors shall have power at any time to remove any or all of the members of any committee, with or without cause, and to fill vacancies in and to dissolve any committee.

5. OFFICERS

Section 5.01. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of shareholders, shall elect a Chief Executive Officer and may elect such other Officers as it shall deem necessary who shall hold their offices for such terms as shall be determined by the Board of Directors, and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors or the Chairman of the Board.

Section 5.02. Compensation. The salaries of the Officers of the Corporation shall be fixed by the Board of Directors, except that the Board of Directors may delegate to any Officer or Officers the power to fix the compensation of any Officer.

Section 5.03. Term. Removal. Resignation. Each Officer of the Corporation shall hold office until his successor is chosen or until his earlier resignation, death, removal, or termination of his office. Any Officer may be removed with or without cause by a majority vote of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Any Officer may resign by giving written notice to the Board of Directors. The resignation shall be effective upon receipt, or at such time as may be specified in such notice.

Section 5.04. Chairman of the Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall be ex officio a member of all standing committees, unless otherwise provided in the resolution appointing the same. The Chairman of the Board shall determine the meeting agenda, call meetings of the shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings.

Section 5.05. Chief Executive Officer. When no Chairman of the Board has been elected, or if a Chairman has been elected and not declared to be the Chief Executive Officer, or in the event of the death or disability of the Chairman of the Board or at his request, the Chief Executive Officer (if such an officer is appointed) shall have all of the powers and perform the duties of the Chairman of the Board. The Chief Executive Officer shall also have such powers and perform such duties as are specifically imposed upon him by law and as may be assigned to him by the Board of Directors or the Chairman of the Board. In the absence of a Chairman of the Board serving as Chief Executive Officer, the Chief Executive Officer shall determine the meeting agenda, call meetings of the shareholders, the Board of Directors, and the Executive Committee to order and shall act as chairman of such meetings. If no other Officers are elected, the Chief Executive Officer shall also have all of the powers and perform the duties of Secretary and Treasurer.

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Section 5.06. Secretary. The Secretary shall attend all meetings of the Board of Directors, all meetings of the shareholders, and record all votes and the minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He shall give, or cause to be given, any notice required to be given of any meetings of the shareholders and of the Board of Directors. The Assistant Secretary or Assistant Secretaries shall, in the absence or disability of the Secretary, or at the Secretary's request, perform the duties and exercise the powers and authority granted to the Secretary.

Section 5.07. Treasurer. The Treasurer shall have charge and be responsible for all funds, securities, receipts, and disbursements of the Corporation; he shall render to the Chairman of the Board, the Chief Executive Officer, and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation, and in general, he shall perform all the duties incident to the office of a treasurer of a Corporation, and such other duties as may be assigned to him by the Chairman of the Board, or the Chief Executive Officer.

Section 5.08. Duties. Except as otherwise provided in this Article 5, the corporate officers of the Corporation elected to office by the Board of Directors shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the Board of Directors.

6. CAPITAL STOCK

Section 6.01. Share Certificates. Unless the Certificate of Incorporation otherwise provides, or unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be certificated, the Corporation shall not issue certificates to evidence shares of stock in the Corporation. If under the preceding sentence shares of any class or classes of the Corporation’s capital stock are to be certificated, the interest of each shareholder shall be evidenced by a certificate or certificates representing shares of stock of the Corporation in such form as the Board of Directors may from time to time adopt. The certificates shall be consecutively numbered, and the issuance of shares shall be duly recorded in the books of the Corporation as they are issued. Each certificate shall indicate the holder's name, the number of shares, the class of shares and series, if any, represented thereby, a statement that the Corporation is organized under the laws of the State of Delaware, and the par value of each share or a statement that the shares are without par value. Each certificate shall be signed by (i) the Chairman of the Board, the Chief Executive Officer, or the President (if any) and (ii) the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, if such officer or officers have been elected or appointed by the Corporation, and shall be sealed with the seal of the Corporation; except that if such certificate is signed by a transfer agent, or by a transfer clerk acting on behalf of the Corporation, and a registrar, the signature of any Officer of the Corporation, whether because of death, resignation, or otherwise, prior to the delivery of such share certificate by the Corporation, such certificate may nevertheless be delivered as though the person who signed whose facsimile signatures shall have been used thereon had not ceased to be such Officer or Officers.

Section 6.02. Fractional Shares. The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions. If the Corporation does not issue fractional shares, it shall (i) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share. Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

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Section 6.03. Shareholder Records. The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder, shall be entered on the books of the Corporation. Except as otherwise required by the DGCL or other applicable law, the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to receive any dividends or any other distributions and to vote in person or by proxy at any meeting of the stockholders of the Corporation. The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly required by the DGCL or other applicable law.

Section 6.04. Determination of Shareholders.

(a) For the purpose of determining shareholders entitled to notice of or to vote at any meetings of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that stock transfer books shall be closed for a stated period not to exceed sixty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

(b) In lieu of closing stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

Section 6.06. Transfer Agent. The Board of Directors may appoint one or more transfer agents and one or more registrars and may require each stock certificate to bear the signature or signatures of a transfer agent or a registrar or both.

Section 6.07. Replacement Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the Corporation a bond of indemnity. Such bond shall be in form and amount satisfactory to the Board of Directors, and shall be with one or more sureties, whereupon an appropriate new certificate may be issued in lieu of the one alleged to have been lost, stolen or destroyed.

7. MISCELLANEOUS

Section 7.01. Inspection of Books. The Board of Directors shall have power to determine which accounts and books of the Corporation, if any, shall be open to the inspection of the shareholders, except with respect to such accounts, books, and records as may by law be specifically open to inspection by the shareholders, and shall have power to fix reasonable rules and regulations not in conflict with the applicable law, if any, for the inspection of records, accounts, and books which by law or by determination of the Board of Directors shall be open to inspection, and the shareholders' rights to this respect are and shall be restricted and limited accordingly.

Section 7.02. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by resolution of the Board of Directors.

Section 7.03. Seal. If required, the signature of the Corporation followed by the word "SEAL" or "CORPORATE SEAL" enclosed in parenthesis or scroll, shall be deemed to be the seal of the Corporation.

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Section 7.04. Appointment of Agents. The Chairman of the Board, the Chief Executive Officer, or the Secretary shall be authorized and empowered in the name of and as the act and deed of the Corporation to name and appoint general and special agents, representatives, and attorneys to represent the Corporation in the United States or in any foreign country or countries; to name and appoint attorneys and proxies to vote any shares of stock in any other Corporation at any time owned or held of record by the Corporation; to prescribe, limit, and define the powers and duties of such agents, representatives, attorneys, and proxies; and to make substitution, revocation, or cancellation in whole or in part of any power or authority conferred on any such agent, representative, attorney, or proxy. All powers of attorney or other instruments under which such agents, representatives, attorneys, or proxies shall be so named and appointed shall be signed and executed by the Chairman of the Board, the Chief Executive Officer, or the Secretary, and the corporate seal shall be affixed thereto. Any substitution, revocation, or cancellation shall be signed in like manner, provided always that any agent, representative, attorney, or proxy, when so authorized by the instrument appointing him, may substitute or delegate his powers in whole or in part and revoke and cancel such substitutions or delegations. No special authorization by the Board of Directors shall be necessary in connection with the foregoing, but this Bylaw shall be deemed to constitute full and complete authority to the Officers above designated to do all the acts and things as they deem necessary or incidental thereto or in connection therewith.

Section 7.05. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) an action asserting a claim arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

8. AMENDMENTS

Section 8.01. Amendment. The Bylaws of the Corporation may be altered or amended and new Bylaws may be adopted by the shareholders at any annual or special meeting of the shareholders or by the Board of Directors at any regular or special meeting of the Board of Directors; except that, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the Bylaws shall have been given in the notice of the meeting.

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